UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 4, 2022

Digerati Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-15687	74-2849995
(Commission File Number)	(IRS Employer Identification No.)

825 W. Bitters, Suite 104, San Antonio, TX	78216
(Address of Principal Executive Offices)	(Zip Code)

(210) 614-7240

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Next Level Equity Purchase Agreement

On February 4, 2022, Digerati Technologies, Inc. (the “Company”), T3 Communications, Inc., a controlled subsidiary of the Company (“T3”) and the two owners of Next Level Internet, Inc. (the “Sellers”), entered into and closed on an Equity Purchase Agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, T3 bought all of the equity interests in Next Level Internet, Inc. (“Next Level”) from the Sellers. Next Level is engaged in the business of providing cloud based Unified Communications as a Service, collaboration, contact center, managed connectivity and other voice and data services to small, medium, and large enterprises.

The total purchase price is up to $12.90 million consisting of: (i) $8.9 million in cash which includes payoff of certain indebtedness held at closing by Next Level and certain transaction expenses; (ii) unsecured promissory notes in the aggregate principal amount of $2 million issued by T3 to the Sellers (the “Unsecured Notes”) with such notes payable in eight equal quarterly installments in the aggregate amount of $250,000.00 each starting on June 4, 2022 through and including March 7, 2024. The amount owed is subject to change based on certain revenue milestones needing to be met by Next Level; and (iii) unsecured convertible promissory notes (the “Convertible Notes”) in the aggregate principal amount of $2 million issued by T3 to the Sellers with such notes payable in eight equal quarterly installments in the aggregate amount of $250,000.00 each starting on April 30, 2022 through and including January 31, 2024. The Sellers have a onetime right to convert all or a portion of the Convertible Notes commencing on the six-month anniversary of the notes being issued and ending 30 days after such six-month anniversary. The conversion price is the volume weighted average price per share for the ten (10) consecutive trading days immediately preceding the date on which a conversion notice is received by T3.

T3 paid $8.9 million in cash to the Sellers on the closing date of February 4, 2022.

In addition, 120 days after the closing of the transaction, T3 will pay the Sellers the amount by which net working capital deficit is better than $2.16 million or the Sellers will pay T3 the amount by which net working capital deficit is worse than $2.36 million.

Details regarding Next Level’s balance sheet, including its liabilities, will be disclosed in the Next Level financial statements and notes thereto to be filed as exhibits to an amendment to this Current Report on Form 8-K.

The foregoing summary of the Purchase Agreement, Unsecured Notes, and the Convertible Notes contains only a brief description of the material terms of the Purchase Agreement, Unsecured Notes, and the Convertible Notes and such descriptions are qualified in their entirety by reference to the full text of the Purchase Agreement, Unsecured Notes, and the Convertible Notes, filed herewith as Exhibits 10.1, 4.1, and 4.2, respectively, and incorporated by reference herein.

PRG Term Loan C Note

As disclosed in a Current Report on Form 8-K filed in November 2020, on November 17, 2020, T3 and the Company’s other subsidiaries entered into a credit agreement (the “Credit Agreement”) with Post Road Administrative LLC (the “Agent”) and its affiliate Post Road Special Opportunity Fund II LLP (collectively, “Post Road”). The Company is a party to certain sections of the Credit Agreement. Pursuant to the Credit Agreement, Post Road was to provide T3 Nevada with a secured loan of up to $20,000,000 (the “Loan”).

As disclosed in a Current Report on Form 8-K filed in December 2021, on December 20, 2021, the parties to the Credit Agreement entered into an amendment to the Credit Agreement.

On February 4, 2022, the parties to the Credit Agreement agreed that Post Road would lend a further $10 million to T3 pursuant to a Term Loan C Note (the “Loan C Note”). T3 received net proceeds of $9.75 million pursuant to the Loan C Note and used such loan proceeds for the payment to the Sellers.

In connection with the issuance of the Term Loan C Note, the parties to the Credit Agreement and Next Level entered into a Joinder and Second Amendment to Credit Agreement (the “Joinder and Second Amendment”) whereby, among other terms, Next Level became a guarantor of T3’s obligations pursuant to the Credit Agreement and notes issued pursuant thereto.

The foregoing summary of the Loan C Note and Joinder and Second Amendment contains only a brief description of the material terms of the Loan C Note and Joinder and Second Amendment, and such descriptions are qualified in their entirety by reference to the full text of the Loan C Note and Joinder and Second Amendment, filed herewith as Exhibits 4.3 and 10.2 and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The applicable information regarding the closing of the Purchase Agreement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information regarding the Unsecured Notes, the Convertible Notes, and Loan C Note set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 8.01. Other Events.

On February 8, 2022, the Company issued a press release announcing the closing of the Purchase Agreement with Next Level. The press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired:

The Company will file financial statements as required under Regulation S-X for Next Level by amendment to this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The Company will file pro-forma financial information as required under Regulation S-X for Next Level by amendment to this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description
4.1*	Form of Unsecured Promissory Note for a Total of $2,000,000 issued by T3 Communications, Inc. to the Next Level Sellers, dated February 4, 2022
4.2	Form of Unsecured Convertible Promissory Note for a Total of $2,000,000 by T3 Communications, Inc. to the Next Level Sellers, dated February 4, 2022
4.3*	Term Loan C Note for $10,000,000 issued by T3 Communications, Inc. to Post Road Special Opportunity Fund II LP, dated February 4, 2022
10.1#	Equity Purchase Agreement by and among the Company, T3 Communications, Inc., and the Sellers of Next Level Internet, Inc.
10.2#*	Joinder and Second Amendment to Credit Agreement by and among T3 Communications, Inc., the Subsidiaries of T3 Communications (including Next Level Internet, Inc.), Post Road Administrative LLC, and Post Road Special Opportunity Fund II LP, dated Febraury 4, 2022
99.1	Press Release dated February 8, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request.

*	Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because such information is (i) not material and (ii) would likely be competitively harmful if publicly disclosed. The Company will furnish supplementally an unredacted copy of such exhibit to the Securities and Exchange Commission or its staff upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 10, 2022	Digerati Technologies, Inc.

	By:	/s/ Antonio Estrada Jr.
Antonio Estrada Jr.,
Chief Financial Officer

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